Exhibit 99.3

Pogo Producing Company

Supplemental  Information (Unaudited)

Continuing Operations **

	Three Months Ended
	March 31,
Operating Data	2006	2005
Net Natural Gas Sales (Mcf/day)
Domestic	207,693	258,859
Canada	74,511	0
Total Natural Gas	282,204	258,859

Gas Price ($/Mcf)
Domestic	$7.13	$5.97
Canada	$7.82	$0.00
Average Gas Price	$7.31	$5.97

Net Liquids Production (Bbl/day)
Crude & Condensate
Domestic	19,274	26,595
Canada	14,111	0
Total Crude & Condensate	33,385	26,595

Plant Products
Domestic	4,998	3,999
Canada	1,178	0
Total Plant Products	6,176	3,999

Total Liquids	39,561	30,594

Average Prices ($/Bbl)
Crude & Condensate
Domestic	$54.60	$43.76
Canada	$43.29	$0.00
Average Crude & Cond. Prices	$49.83	$43.76

Average Prices ($/Bbl)
Plant Products
Domestic	$33.38	$28.55
Canada	$38.50	$0.00
Average Plant Product Prices	$34.37	$28.55

Selected Balance Sheet Data

($in 000’s)	3/31/2006	12/31/2005
Total Assets	$5,669,156	$5,675,748
Long-term Debt *	1,580,000	1,646,000
Shareholders’ Equity	2,170,875	2,098,582
Working Capital	-141,059	-48,340

	* Excludes debt discount of $2,548 at 12/31/05 and $2,497 at 3/31/06
	** Results from continuing operations exclude activities related to Thailand.